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               Kuhlman Corporation
               Long-Term Incentive Plan

               Effective August 8, 1996




























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Contents


                                       Page

     Article 1. Establishment, Objectives, and Duration      1

     Article 2. Definitions                    1

     Article 3. Administration                   5

     Article 4. Shares Subject to the Plan and Maximum Awards   6

     Article 5. Eligibility and Participation           7

     Article 6. Employee Stock Options               7

     Article 7. Nonemployee Director Stock Options         9

     Article 8. Stock Appreciation Rights            11

     Article 9. Restricted Stock                 13

     Article 10. Performance Units and Performance Shares    14

     Article 11. Performance Measures              16

     Article 12. Beneficiary Designation             16

     Article 13. Deferrals                    17

     Article 14. Rights of Employees               17

     Article 15. Change in Control                17

     Article 16. Amendment, Modification, and Termination    18

     Article 17. Withholding                   19

     Article 18. Indemnification                 19

     Article 19. Successors and Assigns             20

          Article 20. Legal Construction               20
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Kuhlman Corporation Long-Term Incentive Plan

     Article 1. Establishment, Objectives, and Duration
              1.1.Establishment of the Plan. Kuhlman Corporation, a Delaware corporation
     (hereinafter referred to as the Company ), hereby establishes, subject to approval by the Company's stockholders at the Company's 1997 annual meeting of stockholders, an incentive compensation plan to be known as the Kuhlman Corporation Long-Term
     Incentive Plan (hereinafter referred to as the Plan ), as set forth in this document.
     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options,
     Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

     The Plan shall become effective as of August 8, 1996 (the Effective Date ) and shall remain in effect as provided in Section 1.3 hereof.

              1.2.Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

              The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

              1.3.Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the
     Board of Directors to amend or terminate the Plan at any time pursuant to
Article 15
     hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the
     Plan on or after August 7, 2006.

     Article 2. Definitions
              Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

              2.1. Affiliate means any person who is, at the Effective Date, controlling or controlled by, or under common control with, the Company.

              2.2. Award means, individually or collectively, a grant under this Plan of
     Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights,
     Restricted Stock, Performance Shares or Performance Units.

              2.3. Award Agreement means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

              2.4. Beneficial Owner or Beneficial Ownership shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the
     Exchange Act.

              2.5. Board or Board of Directors means the Board of Directors of the Company.

              2.6.A Change in Control of the Company shall have occurred if, after the
     Effective Date:

              (a) Any Person (within the meaning of Section 13(d) of the Exchange Act)
                  other than the Company or an Affiliate shall become the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding
                  Voting Stock (such Person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph
(d) of Rule
                  13d-3 under the Exchange Act); or

              (b) The stockholders of the Company shall approve: (i) the dissolution of the
                  Company; or (ii) any sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company to any Person other than an
                  Affiliate; or (iii) a merger or consolidation of the Company with or into any
                  Person other than an Affiliate.

              2.7. Code means the Internal Revenue Code of 1986, as amended from time to time.

              2.8. Committee means the Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the
Board to
     administer the Plan with respect to grants of Awards. Where appropriate to qualify
     Awards for the Performance-Based Exception, the Committee shall have a minimum of two (2) directors and shall consist solely of outside directors, as required by Code
     Section 162(m).

              2.9. Company means Kuhlman Corporation, a Delaware corporation, and any successor or assign thereto as provided in Article 19 herein.

              2.10. Director means any individual who is a member of the Board of
     Directors of Kuhlman Corporation.

              2.11. Disability shall have the meaning ascribed to such term in the discretion of the Committee.

              2.12. Effective Date shall have the meaning ascribed to such term in Section
     1.1 hereof.

              2.13. Employee means any employee of the Company or its Subsidiaries.
     Directors who are not employed by the Company shall not be considered Employees under this Plan.

              2.14. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

              2.15. Fair Market Value shall be determined on the basis of the closing sale price, rounded, if necessary, the next full $.01 of the closing price, on the New York
     Stock Exchange Composite Tape, or if not listed on such exchange, any other national exchange on which the Shares are listed or included for quotation, if applicable, on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

              2.16. Freestanding SAR means an SAR that is granted independently of any
     Options, as described in Article 8 herein.

              2.17. Incentive Stock Option or ISO means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

              2.18. Insider shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

              2.19. Named Executive Officer means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

              2.20. Nonemployee Director means an individual who is a member of the
     Board of Directors of the Company but who is not an Employee of the Company.

              2.21. Nonqualified Stock Option or NQSO means an option to purchase
     Shares granted under Articles 6 or 7 herein and which is not intended to meet the requirements of Code Section 422.

              2.22. Option means an Incentive Stock Option or a Nonqualified Stock Option, as described in Articles 6 or 7 herein.

              2.23. Option Price means the price at which a Share may be purchased by a
     Participant pursuant to an Option.

              2.24. Participant means an Employee or Director who has outstanding an
     Award granted under the Plan.

              2.25. Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

              2.26. Performance Share means an Award granted to an Employee, as described in Article 10 herein.

              2.27. Performance Unit means an Award granted to an Employee, as described in Article 10 herein.

              2.28. Period of Restriction means the period during which the transfer of
     Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

              2.29. Person means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision of any government. When the context of this Plan so indicates, such term also has the meaning assigned to it in Section 13(d) of the Exchange Act.

              2.30. Restricted Stock means an Award granted to an Employee pursuant to
     Article 9 herein.

              2.31. Retirement shall have the meaning ascribed to such term in the discretion of the Committee.

              2.32. Shares means the shares of the Company's common stock, par value
     $1.00 per share.

              2.33. Stock Appreciation Right or SAR means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of
     Article 8 herein.

              2.34. Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent
     (50%) of the combined equity thereof.

              2.35. Tandem SAR means an SAR that is granted in connection with a related
     Option pursuant to Article 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

              2.36. Voting Stock means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors of the Company, but excluding shares entitled to vote only upon the occurrence of a contingency unless that contingency shall have occurred.

     Article 3. Administration
              3.1.The Committee. The Plan shall be administered by the Committee, or for
     Awards that are not intended to comply with Code Section 162(m) by any other committee appointed by the Board to administer the Plan with respect to the grant of
     Awards. The members of the committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

              3.2.Authority of the Committee. Except as limited by law or by the
     Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Nonemployee
     Directors who shall participate in the Plan; determine the sizes and types of Awards;
     determine the terms and conditions of Awards in a manner consistent with the Plan;
     construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding
     Award to the extent such terms and conditions are within the discretion of the
     Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the
     Plan, as the Plan applies to Employees and Nonemployee Directors. As permitted by law, the Committee may delegate its authority as identified herein.

              3.3.Decisions Binding. All determinations and decisions made by the
     Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the
     Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

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Article 4. Shares Subject to the Plan and Maximum Awards
              4.1.Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, there is hereby reserved for issuance under the Plan
     in each calendar year, commencing in calendar year 1997 through calendar year 1999, two and one-half percent (2.5%) of the outstanding Shares as of the first business day of each calendar year for Awards granted under Articles 6, 8, 9, and 10. The Shares available for grants of Awards under Articles 6, 8, 9, and 10 in any year shall be increased by the number of Shares available under the Plan in previous years but not covered by Awards granted under the Plan in those years, as well as any Shares as to which Awards granted under the Plan have lapsed, expired, terminated, or been canceled. Subject to adjustment as provided in Section 4.2 herein, there is hereby reserved for issuance, in addition to the Shares reserved for issuance above, one hundred thousand (100,000) and three hundred thousand (300,000) Shares under
     Articles 7 and 10 of the Plan, respectively. Subject to the authorizations set forth above, the number of Shares which may be granted to Employees under the Plan in the form of ISOs shall be limited to seven hundred fifty thousand (750,000) and the number of Shares which may be granted under the Plan in the form of Restricted
     Stock shall be limited to two hundred fifty thousand (250,000). The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

     The following rules shall apply to grants of such Awards under the Plan:

              (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand
                  (100,000).

              (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be fifty thousand
                  (50,000).

              (c) Restricted Stock: The maximum aggregate grant with respect to Awards of
                  Restricted Stock granted in any one fiscal year to any one Participant shall be fifty thousand (50,000) Shares.

         (d) Performance Shares/Performance Units: The maximum aggregate payout with respect to Awards of Performance Shares or Performance
Units
                  granted in any one fiscal year to any one Participant shall be the value of one hundred thousand (100,000) Shares at the beginning of the Performance
                  Period.

              4.2.Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
     368) of the Company, such adjustment shall be made in the number and class of
     Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the
     Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any
     Award shall always be a whole number.

     Article 5. Eligibility and Participation
              5.1.Eligibility. Persons eligible to participate in this Plan include all
     Employees, including Employees who are members of the Board, and all Directors.

              5.2.Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each
     Award.

     Article 6. Employee Stock Options
              6.1.Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

              6.2.Award Agreement. Each Option grant under this Article 6 shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
Section 422,
     or an NQSO whose grant is intended not to fall under the provisions of Code
     Section 422.

         6.3.Option Price. The Option Price for each grant of an Option under this
     Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market
     Value of a Share on the date the Option is granted.

              6.4.Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

              6.5.Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the
     Committee shall in each instance approve, which need not be the same for each grant or for each Employee.

              6.6.Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of
     Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

              The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total
     Option Price, or (c) by a combination of (a) and (b).

              The Committee also may allow cashless exercise as permitted under Federal
     Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

              Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Employee, in the Employee's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

              6.7.Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8.Termination of Employment. Each Employee's Option Award Agreement shall set forth the extent to which the Employee shall have the right to exercise the
     Option following termination of the Employee's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Employee, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

              6.9.Nontransferability of Options.

              (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by such
                  Employee.

              (b) Nonqualified Stock Options. Except as otherwise provided in an
                  Employee's Award Agreement, no NQSO granted under this
Article 6 may
                  be sold, or unless otherwise determined by the Committe, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee's Award Agreement, all NQSOs granted to an Employee under this Article 6 shall be exercisable during his or her lifetime only by such Employee or by the Employee's guardian or legal representative.

     Article 7. Nonemployee Director Stock Options
              7.1.Grant of Options. Subject to the terms and provisions of the Plan, each
     Nonemployee Director of the Company on August 9, 1996 shall receive a grant of
     NQSOs to acquire 2,000 shares as of such date, subject to approval of the Plan by stockholders. In addition, each Nonemployee Director shall receive annually NQSOs to acquire 2,000 Shares concurrent with the Board of Directors meeting following the
     Company's annual meeting of stockholders. If a Nonemployee Director begins service other than in connection with an annual meeting of stockholders, such Nonemployee
     Director shall receive a grant of NQSOs to acquire 2,000 Shares, which grant shall be prorated based on the length of time until the next annual meeting of stockholders.

              7.2.Award Agreement. Each NQSO grant under this Article 7 shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the NQSO, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

              7.3.Option Price. The Option Price for each grant of an NQSO under this
     Article 7 shall be equal to one hundred percent (100%) of the Fair Market Value of a
     Share on the date the NQSO is granted.

              7.4.Duration of Options. Each NQSO granted to a Nonemployee
Director
     shall expire on the tenth (10th) anniversary date of its grant.

              7.5.Exercise of Options. NQSOs granted under this Article 7 shall become exercisable six (6) months from the date of grant and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Nonemployee Director.

              7.6.Payment. Options granted under this Article 7 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of
     Shares with respect to which the NQSO is to be exercised, accompanied by full payment for the Shares.

              The Option Price upon exercise of any NQSO shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total
     Option Price, or (c) by a combination of (a) and (b).

              The Committee also may allow cashless exercise as permitted under Federal
     Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

              Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Nonemployee Director, in the Nonemployee Director's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the NQSO(s).

              7.7.Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 7 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         7.8.Termination of Service. Each Nonemployee Director's Option Award Agreement shall set forth the extent to which the Nonemployee Director shall have the
     right to exercise the Option following termination of the Nonemployee Director's service with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each
     Nonemployee Director, need not be uniform among all Options issued pursuant to this
     Article 7, and may reflect distinctions based on the reasons for termination of service.

              7.9.Nontransferability of Options. No NQSO granted under this
Article 7 may
     be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Nonemployee Director to transfer an NQSO to members of the Nonemployee Director's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners, or to other persons or entities which are approved in advance by the Committee. Further, except as otherwise provided in a Nonemployee
     Director's Award Agreement, all NQSOs granted to a Nonemployee Director under this Article 7 shall be exercisable during his or her lifetime only by such
     Nonemployee Director.

     Article 8. Stock Appreciation Rights
              8.1.Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

              The Committee shall have complete discretion in determining the number of SARs granted to each Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such
     SARs.

              The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of
Tandem SARs
     shall equal the Option Price of the related Option.

              8.2.Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a
     Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market
     Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market
     Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

              8.3.Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

              8.4.SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other
     provisions as the Committee shall determine.

              8.5.Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

              8.6.Payment of SAR Amount. Upon exercise of an SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

              (b) The number of Shares with respect to which the SAR is exercised.

              At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

              8.7.Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Employee shall have the right to exercise the SAR following termination of the Employee's employment with the Company and/or its subsidiaries.
     Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Employees, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

         8.8.Nontransferability of SARs. Except as otherwise provided in an Employee's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by
     will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee's Award Agreement, all SARs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by such Employee.

     Article 9. Restricted Stock
              9.1.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted
     Stock to Employees in such amounts as the Committee shall determine.

              9.2.Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of
     Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

              9.3.Transferability. Except as provided in this Article 9, the Shares of
     Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of
     Restriction established by the Committee and specified in the Restricted Stock Award
     Agreement, or upon earlier satisfaction of any other conditions, as specified by the
     Committee in its sole discretion and set forth in the Restricted Stock
Award
     Agreement. All rights with respect to the Restricted Stock granted to an Employee under the Plan shall be available during his or her lifetime only to such Employee.

              9.4.Other Restrictions. Subject to Article 11 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Employees pay a stipulated purchase price for each Share of
     Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

              The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

              Except as otherwise provided in this Article 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Employee after the last day of the applicable Period of Restriction.

              9.5.Voting Rights. During the Period of Restriction, Employees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

              9.6.Dividends and Other Distributions. During the Period of Restriction,
     Employees holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the
     Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

              9.7.Termination of Employment. Each Restricted Stock Award
Agreement
     shall set forth the extent to which the Employee shall have the right to receive unvested Restricted Shares following termination of the Employee's employment with the Company. Such provisions shall be determined in the sole discretion of the
     Committee, shall be included in the Award Agreement entered into with each Employee, need not be uniform among all Shares of Restricted Stock issued pursuant
     to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based
     Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

     Article 10. Performance Units and Performance Shares
              10.1. Grant of Performance Units/Shares. Subject to the terms of the Plan,
     Performance Units and/or Performance Shares may be granted to Employees in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

              10.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.
Each
     Performance Share shall have an initial value equal to the Fair Market Value of a
     Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the
     Employee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a  Performance Period.

              10.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance
     Units/Shares shall be entitled to receive payout on the number and value of
     Performance Units/Shares earned by the Employee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

              10.4. Form and Timing of Payment of Performance Units/ Shares. Unless
     otherwise determined by the Committee, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance
     Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance
     Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

              At the discretion of the Committee, Employees may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Employees (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 9.6 herein). In addition, Employees may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

              10.5. Termination of Employment. Unless determined otherwise by the
     Committee, in the event the employment of an Employee is terminated, all Performance Units/Shares shall be forfeited by the Employee to the
Company.

              10.6. Nontransferability. Except as otherwise provided in an Employee's Award
     Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of
     descent and distribution. Further, except as otherwise provided in an Employee's
     Award Agreement, an Employee's rights under the Plan shall be exercisable during the Employee's lifetime only by the Employee or the Employee's legal representative.

Article 11. Performance Measures
              Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this
Article 11, the
     attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the
     Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among earnings per share, economic value added, market share, net income, operating profit, return on assets, return on equity, return on investment, revenue, share price, stock price growth, total stockholder return, debt reduction, cash flow, working capital management, or customer service.

              The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that
     Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be increased (the Committee shall retain the discretion to modify or cancel such Awards at any time).

              In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures for the Performance-Based
     Exception without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the
     Committee may make such grants without satisfying the requirements of Code Section
     162(m).

     Article 12. Beneficiary Designation
              Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining
     unpaid at the Participant's death shall be paid to the Participant's estate.

Article 13. Deferrals
              The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     Article 14. Rights of Employees
              14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

              14.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     Article 15. Change in Control
              15.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in
     Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

              (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

              (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

              (c) Unless otherwise provided in the Award Agreement, the target payout opportunities attainable under all outstanding Awards of Restricted Stock,
                  Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants not more than thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals.

         15.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated,
     amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the
     Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

     Article 16. Amendment, Modification, and Termination
              16.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

              The Plan, each Award and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations, and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules, and regulations or to obtain any such approvals.

              16.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or
     Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or
     nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the
     Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with requirements of
Section 162(m)
     of the Code.

              16.3. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         16.4. Compliance with Code Section 162(m). At all times when Code
Section
     162(m) is applicable, all Awards to Named Executive Officers granted under this Plan shall comply with the requirements of Code Section 162(m). However, in the event the Committee determines that such compliance is not desired with respect to any
     Award or Awards available for grant under the Plan, then compliance with Code
     Section 162(m) will not be required, except that an Award that is intended to comply with the requirements of Code Section 162(m) may not be amended in a manner inconsistent with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to, and prior to the issuance of, any Award or Awards available under the
     Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

     Article 17. Withholding
              17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

              17.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a
     Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     Article 18. Indemnification
              Each person who is or shall have been a member of the Committee, or of the
     Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or
     Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     Article 19. Successors and Assigns
              All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or the Company's assigns, whether the existence of such successor or assign is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     Article 20. Legal Construction
              20.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

              20.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

              20.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

              20.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

              20.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.